Exhibit 4.3

Stockholders’ Agreement

Natural Gas Services Group, Inc.
2911 South County Road 1260
Midland, Texas 79706

Gentlemen:

     Natural Gas Services Group, Inc. (“NGSG “), a Colorado corporation, is issuing an aggregate of 609,756 shares of its common stock, par value $.01 per share (the “Restricted Securities”), to Paul Hensley, Jim Hazlett and Tony Vohjesus (collectively, the “Sellers” and each individually, a “Seller”) as partial consideration for NGSG’s purchase (the “Purchase”) of all of the issued and outstanding shares of capital stock of Screw Compression Systems, Inc., a Texas corporation, from Sellers pursuant to the Stock Purchase Agreement, dated as of October 18, 2004, 2004, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of December 6, 2004 (the “Purchase Agreement”). The undersigned understands that the issuance is being made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to exemptions from the registration and other requirements of applicable state securities laws. In order to induce NGSG to consummate the Purchase, Sellers have executed and delivered this Stockholders’ Agreement (this “Agreement”) to NGSG.

     1. Representations, Warranties and Covenants of Each Seller. Each Seller, severally and not jointly, hereby represents, warrants and covenants to NGSG as follows:

     a. Such Seller is acquiring the Restricted Securities for his own account for investment purposes only, and not with a view to, or for resale in connection with, any distribution other than in compliance with the registration requirements under the Securities Act or the securities laws of any state or pursuant to an exemption therefrom.

     b. Such Seller understands that (A) the Restricted Securities (1) have not been registered under the Securities Act or any state securities laws, (2) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act and state securities laws for an offer and sale of securities not involving a public offering which relate to private purchases and (3) may not be sold, transferred or otherwise disposed of without satisfaction of certain conditions, including registration under, or the availability of an exemption from registration under, the Securities Act and applicable state securities laws, and (B) such Seller must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Such Seller further understands that such exemptions depend upon, among other things, the nature of the investment intent of the undersigned expressed herein.

     c. Such Seller has been furnished by NGSG all information (or provided access to all information) regarding the business and financial condition of NGSG, the attributes of the Restricted Securities and the merits and risks of an investment in the Restricted Securities which such Seller has requested to evaluate an investment in the Restricted Securities. Specifically, the undersigned acknowledges that such Seller has had an opportunity to review NGSG ‘s Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and the other SEC Documents (as defined in the Purchase Agreement).

     d. Such Seller is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and he, or those persons retained by him, has knowledge, skill and experience in financial, business and investment matters relating to an investment of the same nature as the Restricted Securities and is capable of evaluating the merits and risks of such investment and protecting himself in connection with the Purchase and an investment in the Restricted Securities. Such Seller has, to the extent deemed necessary by him retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of an investment in the Restricted Securities. Such Seller has examined the SEC Documents, or caused the same to be examined, by his representatives to the extent he deems necessary or appropriate. Such Seller has not received any legal, business, tax or other advice from NGSG, its counsel or other representatives.

     e. Such Seller acknowledges that (i) it has been called to his attention that his investment in the Restricted Securities involves risk and (ii) he understands that the Restricted Securities to be issued in the Purchase will be an illiquid investment, subject to any future registration pursuant to this Agreement.

     f. No person or entity, other than NGSG, has been authorized to give any information or to make any representations on behalf of NGSG in connection with the Purchase, and, if given or made, such information or representations have not been relied upon by such Seller as having been made or authorized by NGSG. The only representations, warranties and information made by NGSG in connection with the Purchase are those contained in the Purchase Agreement and the SEC Documents.

     g. NGSG has provided such Seller the opportunity to ask questions of, and receive answers from, NGSG concerning the Purchase and the Restricted Securities and to obtain any appropriate additional information necessary to the investment decision being made by him in connection with the Purchase and the Restricted Securities.

     h. Such Seller acknowledges that he has been advised that:

     IN MAKING AN INVESTMENT DECISION REGARDING THE RESTRICTED SECURITIES, HE MUST RELY ON HIS OWN EXAMINATION OF NGSG AND THE TERMS OF THE PURCHASE, INCLUDING THE MERITS AND RISKS INVOLVED.

THE RESTRICTED SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

     THE RESTRICTED SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THIS AGREEMENT.

     The foregoing representations and warranties and undertakings are made by and on behalf of each Seller with the intent that they be relied upon by NGSG in determining each Seller’s suitability as an investor. Each Seller hereby agrees that such representations and warranties shall survive his purchase of the Restricted Securities.

2. Standstill. Unless waived in writing by NGSG from time to time, during the period commencing on the Closing Date and ending on the third anniversary thereof, neither Sellers nor any of their respective affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) will:

     (a) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any assets or businesses or any additional securities issued by NGSG, or any rights or options to acquire such ownership (including from a third party), or

     (b) contest any election of directors by the stockholders of NGSG, or

     (c) otherwise act, alone or in concert with others, to induce or attempt to induce any other person to initiate any stockholder proposal or a tender offer for any voting secutrites of NGSG, or

     (d) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

3. Restrictions on Transferability; Registration Rights.

     The Restricted Securities shall not be transferable except upon the conditions specified in this Section 3; provided that, notwithstanding any other provision of this Section 3, each Seller shall have the right to transfer any Restricted Securities upon the prior written consent of NGSG. Each transferee shall be subject to the same transfer restrictions imposed on Sellers by this Agreement. All rights and obligations of Sellers set forth in this Section 3 will inure to the benefit of and be binding upon any transferee of the Restricted Securities.

     3.1 Restrictive Legend. Unless and until otherwise permitted by this Section 3, each certificate for Restricted Securities issued under the Purchase Agreement, and each certificate for any Restricted Securities issued to any subsequent permitted transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may be reoffered and sold only if registered pursuant to the provisions of said Securities Act or if an exemption from registration is available.”

     3.2 Notice of Proposed Transfers. Prior to any transfer or attempted transfer of any Restricted Securities (other than pursuant to Rule 144 under the Securities Act or registration of the Restricted Securities under the Securities Act), the Seller of such Restricted Securities shall give written notice to NGSG of such Seller’s intention to effect such transfer. Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the Seller giving such notice to furnish such other information as may be required, to enable counsel to render the opinions referred to below, and (ii) shall designate the counsel for the Seller giving such notice. Such Seller shall obtain the services of counsel described below at his own expense. The Seller giving such notice shall submit a copy thereof to the counsel designated in such notice. If in the opinion of such counsel, which is reasonably satisfactory to NGSG, the proposed transfer of such Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act, NGSG shall, within ten business days after delivery of such opinion to NGSG, so notify the Seller of such Restricted Securities and such Seller shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Seller to NGSG. Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities) shall bear the restrictive legend set forth in Section 3.1.

     3.3 Piggy-Back Registration Rights.

     (a) Registration Initiated by NGSG. If NGSG shall determine to register any shares of common stock of NGSG (other than a registration relating to stock options or employee benefit plans, any dividend reinvestment plan, or the acquisition or purchase by or combination by merger or otherwise of NGSG of or with another company or business entity or partnership), whether or not for sale for its own account, NGSG will:

     (i) promptly give to Sellers written notice thereof (which shall include (to the extent known) a list of the jurisdictions in which NGSG intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Restricted Securities specified in a written request or requests, made within 20 days after receipt of such written notice from NGSG, by Sellers, except as set forth in Section 3.3(b) below.

     (b) Underwriting. If the registration of which NGSG gives notice to Sellers is for a registered public offering involving an underwriting, NGSG shall so advise Sellers as a part of the written notice given pursuant to Section 3.3(a)(i). In such event, the right of each Seller to registration pursuant to this Section 3.3 shall be conditioned upon each such Seller’s participation in such underwriting and the inclusion of each such Seller’s Restricted Securities in the underwriting to the extent provided herein. A Seller proposing to distribute shares of his Restricted Securities through such underwriting (together with NGSG and the other holders (if any) distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by NGSG. Notwithstanding any other provision of this Section 3.3, if the lead managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of shares of Restricted Securities to be included in the registration and underwriting to the extent such underwriter deems necessary. NGSG shall so advise Sellers, and the number of shares of Restricted Securities that may be included in the registration and underwriting shall be reduced to the number which the underwriter is willing to include in the registration. If a Seller disapproves of the terms of any such underwriting, such Seller may elect to withdraw therefrom by written notice to NGSG and the underwriter.

     (c) Expenses of Registration by the Company. NGSG shall bear all expenses incurred in connection with each registration, qualification or compliance pursuant to this Section 3.3, including, without limitation, all registration, filing and qualification fees, printing expenses, audit fees, fees and disbursements of counsel for NGSG and counsel for the underwriters, if any (unless any such underwriter pays such counsel fees) and reasonable fees and disbursements of one special counsel for Sellers (but excluding underwriter’s commissions, fees and expenses allocable to the Restricted Securities of Sellers and fees of independent accountants, if any, for Sellers, which commissions, fees and expenses and fees of accountants shall be borne pro rata (by share) by Sellers and any other offeror employing such accountants in such requested registration).

     (d) Limitations on Registration. NGSG’s obligation to effect a registration under Section 3.3(a) shall expire two years from the date of consummation of the Purchase. Notwithstanding any provision to the contrary in this Section 3.3, NGSG shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to Section 3.3 on more than two occasions; provided, however, only registrations which actually include all of the Restricted Securities of Sellers requested to be included shall be counted for this purpose.

     (e) Assignability and Assumption. The registration rights granted to Sellers in this Section 3.3 may be assigned in whole or in part by the holder thereof in connection with any transfer of Restricted Securities provided that (i) the assignor provides NGSG with written notice of such assignment, and (ii) the assignee of such rights agrees in writing to be bound by the terms and conditions of this Section 3. In the event of a partial assignment, the holders of Restricted Securities shall possess the rights granted in this Section 3.3 pro rata in accordance with the number of shares of Restricted Securities beneficially owned by each of them and each such holder shall be entitled to receive a copy of all notices provided for in this Agreement and to exercise such part of the rights so granted.

     3.4 Registration Procedures. In the case of each registration, qualification or compliance effected by NGSG pursuant to this Agreement pursuant to which Restricted Securities of Sellers are included therein, NGSG will keep Sellers advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, NGSG will:

     (a) keep such registration, qualification or compliance effective for a period of at least 120 days or until Sellers have completed the distribution described in the registration statement relating thereto, whichever first occurs;

     (b) furnish such number of prospectuses and other documents incident thereto as Sellers from time to time may reasonably request;

     (c) list such Restricted Securities on each securities exchange (if any) on which the common stock of NGSG is listed; and

     (d) provide to Sellers and their special counsel a reasonable opportunity to review in advance the registration statement and all amendments thereto.

     3.5 Indemnification.

     (a) NGSG shall, if Restricted Securities held by Sellers or any other holder of Restricted Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Sellers and each other holder of Restricted Securities, each of their officers and directors, and each person controlling any of Sellers or other holder of Restricted Securities, with respect to each registration, qualification or compliance which has been effected pursuant to Section 3.3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements not misleading, and will reimburse Sellers and each other holder of Restricted Securities, each of their officers and directors, and each person controlling any of Sellers or other holder of Restricted Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that NGSG will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to NGSG by Sellers or other holder of Restricted Securities or underwriter specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the subsequent transfer of shares of common stock of NGSG by the seller thereof and the transfer of any shares of common stock of NGSG which were the subject of such registration, qualification or listing.

     (b) Each of the Sellers and each other holder of Restricted Securities, severally and not jointly, will, if Restricted Securities held by such Seller or other holder of Restricted Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify NGSG, each of its directors and officers, each legal counsel and independent accountants of NGSG, each underwriter, if any, of NGSG’s securities covered by such registration statement, each person who controls NGSG or such underwriter within the meaning of the Securities Act, and each other holder of common stock of NGSG registering securities of NGSG in such registration, each of its officers and directors and each person controlling such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NGSG, such holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to NGSG by such Seller or other holder of Restricted Securities specifically for use therein; provided; however, that (i) the obligations of each Seller and each other holder of Restricted Securities hereunder shall be limited to an amount equal to the proceeds to such Seller or each other holder of Restricted Securities sold as contemplated herein and (ii) the indemnity for untrue statements or omissions described above shall not apply if Sellers or other holder of Restricted Securities providing such written information provide NGSG with such additional written information prior to the effectiveness of the registration as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or incomplete.

     (c) Each person entitled to indemnification under this Section 3.5 (the “Indemnified Person”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such person’s expense, and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Party of any obligations it may have otherwise than on account of this Section 3.5. After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

     (d) The indemnification required by this Section 3.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     3.6 Information by Sellers and Other Holders. Sellers or other holders of Restricted Securities included in any registration shall furnish to NGSG such information regarding Sellers or other holders and the distribution proposed by Sellers or other holders as NGSG may reasonably request in writing, and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

4. Appointment and Nomination for Director. Paul D. Hensley shall be appointed to fill the vacancy existing on the Board of Directors at the date hereof, to hold office until the next annual stockholders’ meeting at which directors are elected, and in connection with the next annual meeting of stockholders, NGSG will nominate Paul D. Hensley for election as a director to serve for a term the same as the class of directors then standing for election.

5. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding principles of conflicts of laws.

     (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

     (c) This Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, legal representatives, administrators, successors and permitted assigns of the undersigned.

     IN WITNESS WHEREOF, Sellers have executed this Stockholders’ Agreement this 3rd day of January, 2005.

/s/ Paul D. Hensley

Paul D. Hensley

Printed Name of Seller

Address of Seller:

Paul D. Hensley
3005 N. 15th Street
Broken Arrow, Oklahoma 74012

/s/ Tony Vohjesus

Tony Vohjesus

Printed Name of Seller

Address of Seller:

Tony Vohjesus
5863 E. Hunter Lane
Claremore, Oklahoma 74019

/s/ Jim Hazlett

Jim Hazlett

Printed Name of Seller

Address of Seller:

Jim Hazlett
10601 ECR 104
Midland, Texas 79706

     Accepted and Agreed to this 3rd day of January, 2005:

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Wallace C. Sparkman
Wallace C. Sparkman, President